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                                                                EXHIBIT 10.31

                                    LEASE
                              LANDLORD AND TENANT

THIS LEASE, made and entered into this 27th day of February, 1996, by and between George Gialamas, in his individual capacity ("Landlord") and Alternative Living Services, Inc. ("Tenant"), for premises located in a building owned by Landlord at 7617 Mineral Point Road and known as "High Point Plaza" (the "Plaza") in the City of Madison, Wisconsin.

                                    PREMISES

       Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, on the terms, provisions, covenants and conditions hereinafter stated, the area diagrammatically designated on Exhibit A, being the area crosshatched in red, which Landlord hereby represents and warrants contains a minimum of 2578 net usable square feet (provided Tenant at its option may obtain written verification by an A.I.A. architect) (the "Premises") together with nonexclusive rights to all common areas within, associated with and for the benefit of the Plaza.

                                      TERM

       The initial term of this Lease shall be a period of three (3) lease years commencing on the earlier of the date Tenant begins the operation of its business in the Premises or the "Commencement Date", as hereinafter defined, and terminating at midnight February 28, 1999, unless sooner terminated in accordance with the terms of this Lease. The "Commencement Date" shall mean the date Landlord "Substantially Completes" construction of the Tenant Improvements, as hereinafter defined. As used herein, the Premises shall be deemed to be Substantially Complete when Landlord has caused the Tenant Improvements to be completed in accordance with the Plans and Specifications, as hereinafter defined, except for such minor details and finishes as can be completed by Landlord while Tenant is in occupancy of the Premises without interference with Tenant's conduct of its usual business and which are commonly referred to as "punch list items" and when Landlord has obtained a Certificate of Occupancy to permit Tenant to commence operation of its usual business. After the Commencement Date, Landlord and Tenant shall each sign and date Exhibit B acknowledging the dates incorporated in the Exhibit B.

                                   EXTENSION

       Tenant shall have three (3) consecutive options to extend the Lease for three (3) additional term(s) of three (3) years each, each such extended term to commence on the first day following expiration of the initial term or the first and second extended term, as the case may be. Each option to extend may be exercised by Tenant giving Landlord written notice of its election to exercise its option not less than one hundred eighty (180) days prior to expiration of the initial or then extended term.

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                                   LEASE YEAR

       The term "Lease Year" as used herein shall mean a period of twelve (12) consecutive full calendar months, the first of which shall commence on the Commencement Date unless such date is not the first day of a month in which event the first Lease Year shall commence on the first day of the calendar month next following the Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year.

                                   BASE RENT

       Tenant shall pay to Landlord at 8000 Excelsior Drive, Madison, Wisconsin, 53717-1914, or such other place as Landlord shall direct in advance in writing, as base rent for the Premises the annual sum of Forty One Thousand Two Hundred Forty-eight and No/100 dollars ($41,248.00), which is based on sixteen dollars ($16.00) per square foot times the number of net usable rentable square feet comprising Tenant's Premises (as represented and warranted by Landlord herein and, at Tenant's request, as verified by an AIA architect) payable in advance, in consecutive equal monthly installments of $3,437.33, without demand, on the first day of each and every calendar month during the initial or extended term of this Lease without deduction or setoff except as herein provided. In the event that the usable square feet contained in the Premises should be determined to be less than the amount represented and warranted by Landlord hereunder, then the rent payable hereunder shall be reduced prorata on a $16.00 per square foot basis.

       Annual rental for each Lease Year comprising each three (3) year extension period shall be subject to the same annual adjustments as those provided herein associated with base rental for Tenant's Premises during the then extended term of this Lease.

       If the initial term of this Lease shall begin or end other than on the first or last day of a calendar month, rent for such portion of the partial month shall be apportioned and paid on a prorata basis.

                              BASE RENT ADJUSTMENT

       Commencing the first day of the second Lease Year and thereafter on the first day of each succeeding Lease Year comprising the initial term, the annual base rent for the Premises shall be increased by $.50 for each net rentable square foot comprising the Premises during each such Lease Year.

       The base rent adjustment for Tenant's Premises for the first Lease Year of each three (3) year extension period shall be equal to the .50 per square foot annual base rent adjustment Tenant was required to pay in association with its Premises during the Lease Year immediately preceding the extension period.


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                               NO ADDITIONAL RENT

Landlord and Tenant hereby acknowledge and agree that the base rent specified herein has been negotiated between Landlord and Tenant as a "gross" rate that includes Landlord and Tenant's estimation of the operating costs, ad valorem taxes and assessments and other similar costs that are typically passed on to tenants of office space, and that Tenant shall have no obligation to pay any sum hereunder for operating costs, and ad valorem taxes and assessment, cost of living increases or any other sum other than the Base Rent specified herein.

                              PROPORTIONATE SHARE

         DELETED

                                   UTILITIES

         Landlord shall furnish, at Landlord's expense, utility services to or cause utility services to be provided to the Premises, which shall include electricity, water, heating, and air conditioning in levels sufficient for Tenant to conduct its business at the Premises.
         Landlord will provide HVAC between the hours of 7:30 a.m. and 6:00 p.m. Monday through Friday and 8:00 a.m. and 12:00 p.m. on Saturdays. Additional HVAC will be available upon advance request by Tenant during additional hours at the rate of $25 per hour.

                                      USE

         The Premises shall be used and occupied during the term of this Lease for general offices and for no other purposes without the prior written consent of Landlord which consent shall not unreasonably be withheld.

                               CONSTRUCTION WORK

       The improvements in the Premises (herein the "Tenant Improvements") to be constructed by Landlord shall be constructed in accordance with the specifications set forth in Exhibit D and in accordance with the detailed plans, specifications and construction contracts all of Which must first be approved by Tenant in writing (herein "Plans and Specification"). Landlord shall construct the Tenant Improvements in compliance with all applicable federal, state, and municipal laws, recorded declarations and restrictions and the rules and regulations of all governmental departments or agencies having jurisdiction over the Plaza. Landlord shall furnish Tenant satisfactory evidence of such compliance in the form of a Certification by the City of Madison and by any and all reviewing authorities established by the Declaration and Restrictions affecting the Plaza and the property upon which the Plaza is situated.



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         Tenant may, after notice to Landlord, enter upon any portion of the
Premises under construction prior to the Commencement Date, without obligation to pay any sum of money for rent or use and occupancy, to install equipment, inventory and do such other things as may be necessary to cause the Premises to be in operating condition on the date of completion, provided such entrance does not unreasonably interfere with Landlord's scheduled construction work and such entry or use by Tenant shall, except in the case of willful act or negligence of Landlord or Landlord's contractor, agents, employees or subcontractors, be at Tenant's sole risk.

         Landlord shall from time to time advise Tenant of the progress of the Landlord's construction. All Tenant Improvements shall be Substantially Completed by March 1, 1996. If Tenant Improvements are not then Substantially Completed by such fact shall not invalidate this Lease nor shall Landlord be liable for any damages provided, however, in the event the Tenant Improvements are not Substantially Completed by Landlord by March 10, 1996, except if Tenant is responsible for such noncompletion, Tenant shall have the right to terminate this Lease upon notice to Landlord, whereupon neither party shall have any further rights, duties or obligation hereunder.

         Landlord shall remove or cause its builder(s) and/or contractor(s) to remove all tools, scaffolding, used and discarded building materials, waste, debris, and rubbish of any sort in, on, or about the Premises immediately following the Substantial Completion and prior to tendering the Premises to Tenant for occupancy.

         Tenant's responsibility to pay rent pursuant to the terms of this Lease shall begin as of the Commencement Date of this Lease.

                              COST OF CONSTRUCTION

         Landlord shall pay the cost of constructing the Tenant Improvements in an amount of $15.00 per usable square feet contained in the Premises.
Landlord and Tenant acknowledge and agree that the cost of constructing the Tenant Improvements in accordance with the Plans and Specifications will be $53,580, and Tenant is responsible for $14,820, with the remainder being paid by Landlord pursuant to the preceding sentence. Landlord shall be responsible for any cost overruns occasioned by Landlord's or its contractors', agents', employees' or subcontractors' actions. Tenant shall be responsible for any amount in excess of the $53,580 stated above resulting from change orders or revisions to the Plans and Specifications requested by Tenant after execution of this Lease.

                ALTERATIONS AND LEASEHOLD IMPROVEMENTS BY TENANT

         In addition to Tenant's construction, Tenant shall, subject to receipt of written consent from Landlord, have the right but not the obligation, during the term of this Lease to make such interior alternations or improvements as may be proper and necessary in Tenant's reasonable

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business judgement for the conduct of its business.  Tenant shall promptly pay all costs, expenses and charges associated with such alterations and improvements, shall make such alterations and improvements in accordance with applicable laws and building codes and in a good and workmanlike manner, and shall fully and completely indemnify Landlord against any construction liens or claims in connection with the making of such alterations and improvements. Tenant shall promptly repair any damages to the Plaza caused by alterations or improvements to the Plaza made by the Tenant.

        All trade fixtures, furniture, and furnishings installed in the Plaza by Tenant and paid for by Tenant shall remain the property of Tenant and may be removed by Tenant upon expiration of this Lease, provided (a) that any of such items as are affixed to the Plaza and require severance may be removed only if Tenant repairs any damage caused by such removal and (b) Tenant has fully performed all of the covenants and agreements to be performed by it under the provisions of this Lease. If Tenant fails to remove such items from the Plaza upon the expiration or earlier termination of this Lease, all such trade fixtures, furniture, and furnishings shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove the same and repair any damage caused by such removal.

                                   DECORATING

        Tenant at its expense shall keep the Premises clean and neat to the extent necessary beyond the services provided by Landlord. Tenant will, at its own cost and expense, repair or replace any damage or injury done to the Plaza, or any part thereof, caused by Tenant or Tenant's agents, employees, invitees, or visitors. Landlord will, at its own cost and expense, repair or replace any damage or injury done to the Premises or any part thereof, caused by Landlord or Landlord's agents, employees, invitees or visitors. If Tenant fails to make such repairs or replacements within fifteen (15) days of occurrence, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay the cost thereof to Landlord upon demand. Neither Landlord nor Tenant shall commit or allow any waste or damage to be committed on any portion of the Premises. Tenant shall, at the termination of the Lease, by lapse of time or otherwise, deliver up the Premises to the Landlord in as good condition as at the commencement of the term, ordinary wear and tear and damage by fire or windstorm, floods or other natural disasters or condemnation excepted.

                               CONSTRUCTION LIENS

Tenant shall promptly pay for work done in or about the Premises contracted by it, and shall not permit or suffer any construction liens to attach to the Premises or the Plaza as a result thereof. Tenant shall promptly cause any lien claim to be released, or to secure Landlord, to Landlord's satisfaction in the event Tenant desires to contest such claim.




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                            ASSIGNMENT OR SUBLETTING

         This Lease may not be assigned, nor may the Premises be sublet, to any third party without the prior written consent of Landlord, which consent may not be unreasonably withheld. Landlord agrees that it will not arbitrarily or unreasonably withhold its consent with respect to any assignment or sublease which requires its consent, including in connection with any exercise by Tenant of its right of early termination hereunder.

                                  MAINTENANCE

         Landlord shall furnish all necessary janitorial services to the common areas of the Plaza, including public restrooms as well as all corridors, elevators and stairwells. Landlord shall furnish refuse dumpsters, provide for refuse removal, and shall maintain in good condition and repair the building exterior (including exterior window washing), the building grounds, the parking lot, all common area contained in or reasonably associated with the Plaza, the land on which the Plaza is located, and all mechanical equipment servicing the Plaza. Parking lot area maintenance shall include parking area lighting, striping, snow removal and any necessary repair and maintenance of the surface. Landlord shall maintain adequate identification of parking spaces for the benefit of Tenant and adequate ingress and egress and parking for Tenant, its customers, employees, invitees and agents.

         Landlord shall be responsible for the replacement of any plate glass breakage in the common areas and for the replacement of any plate glass breakage on exterior walls of the Premises, excepting any plate glass breakage directly attributable to the acts or neglects of Tenant, Tenant's customers, employees, invitees, agents and other persons within the reasonable control of Tenant.

         Landlord shall provide janitorial and maintenance services at the Premises in the manner and with the frequency set forth in Exhibit G attached hereto and incorporated by reference herein.

                  ENTRY FOR REPAIRS, INSPECTION AND RE-LEASING

         Following reasonable notice to Tenant, Landlord, or Landlord's officers, agents, and representatives shall have the right to enter into and upon the Premises at reasonable times and with reasonable frequency to inspect the Premises or clean or to make required repairs, alterations or additions. Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Landlord's reasonable right of entry shall include entry for the purpose of showing the Premises to prospective tenants when such showing is consistent with the terms of this Lease or other agreement of the parties. However, any such showing or entry shall not unreasonably interfere with the usual conduct of the business of Tenant.


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                                  COMMON AREAS

         Tenant shall be entitled to the reasonable non-exclusive use of all elevators, stairways, corridors, restrooms, parking areas, walkways and common areas within the Plaza, all as they may from time to time exist, but such use shall be subject to such reasonable non-discriminatory rules and regulations as Landlord may from time to time adopt upon written notice governing the Plaza and Tenant's use of the Premises. Landlord shall have the right to close any or all portions of the common areas to such extent as may, in the opinion of Landlord's counsel, be necessary to prevent a dedication thereof, the accrual of any rights to any persons or the public therein or damage to any persons or property therein, provided, however, that such action shall not disturb Tenant's quiet and peaceable access to and possession of the Premises.
Landlord shall properly maintain and shall at all times have full control, management and direction of the common areas provided that such control, management and direction does not disturb Tenant's quiet and peaceable access to and possession of the Premises then occupied. Landlord reserves the right to construct an addition or additions to the Plaza.

                                    PARKING

         Landlord shall from time to time designate, non-exclusive parking areas to be used for parking by Tenant's customers and other customers, clients and invitees of the Plaza, and nonexclusive areas for parking by Tenant's employees. Employee and Customer parking areas shall each be separately designated on Exhibit A. Tenant agrees to cause its employees to park only in areas designated as employee parking areas. Parking shall be without cost to Tenant during the term of Lease.


                                    SIGNAGE

         Except in uniform location and style fixed by the Landlord, no sign or signs will be allowed in any form on the exterior of the building or on any window or windows inside or outside of the building and no signs or signs will be permitted in the public corridor or on corridor doors or entrance to the Tenant's space. All signs will be contracted for by the Landlord for the Tenant at the reasonable rate fixed by the Landlord from time to time and the Tenant will be billed and pay for such service accordingly. Written consent from the Landlord is an absolute prerequisite for any such sign or signs the Tenant may be so permitted to use.


                        VIOLATION OF INSURANCE COVERAGE

         Tenant shall not permit anything to be done on or within the Premises which will in any way increase the rate of insurance on the Plaza and/or its contents. In the event, by reason of acts of Tenant, there shall be an increase in premiums for insurance on the Plaza or its contents, directly attributable to the acts or activities of Tenant as certified by Landlord's insurer, Tenant shall pay such increase provided Landlord shall first give notice to Tenant of the activities causing such increase and Tenant may elect to cease doing such activities.

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                             REGULATORY COMPLIANCE

       Except as otherwise provided, Tenant shall comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and of other agencies or bodies having jurisdiction thereof, including rules, orders and regulations of the Midwestern Underwriters Association for the prevention of fires) with reference to use, condition or occupancy of the Premises provided, however, Tenant's obligation hereunder shall be limited to compliance occasioned solely by Tenant and particular use of the Premises and not for uses in common with other Tenants in the Plaza. In no event shall Tenant have any obligation to pay any costs for any capital improvements or any remediation, repairs or remodeling necessary to comply with any environmental laws or requirements, the American Disability Act, changes in municipal or state ordinances or insurance requirements or building codes (including without limitation sprinklers) or any other costs that exceed more than one (1) month's rent.

                           COVENANT TO HOLD HARMLESS

       Landlord agrees to indemnify and save Tenant harmless against and from any and all claims, damages, costs and expenses, including reasonable attorney's fees, arising from the conduct or management of the Plaza inclusive of the Premises, or from any breach or default on the part of the Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or from any act of negligence of Landlord or its agents, contractors, subcontractors, employees, subleasees, concessionaires or licensees in or about the Plaza inclusive of the Premises, in the event any action or proceeding is brought against Tenant by reason of such claims, the Landlord, upon notice from Tenant, covenants to defend such action or proceeding by counsel reasonably satisfactory and approved by Tenant or in the alternative Tenant's counsel. It is further understood and agreed that Tenant shall not be liable for and Landlord waives all claims of damage to person or property sustained by Landlord or its employees, agents, servants, invitees resulting directly or indirectly from any act or neglect of any other tenant on the Premises or in the Plaza. It is expressly understood and agreed that Landlord shall, notwithstanding the provision of this section or any other section of this Lease, not be responsible for, nor shall Landlord have any obligation to save Tenant harmless from any claims, liability, damages, injuries, cost and expenses which are reasonably attributable to the willful acts or negligence of Tenant or the willful acts or negligence of persons reasonably within the control of or in the employ of Tenant.

       Tenant agrees to indemnify and save Landlord harmless against and from any and all claims, damages costs and expenses, including reasonable attorney's fees, arising from occupancy of the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act of negligence of its agents, contractors, employees, sublessee, concessionaires, or licensees in or about the Premises. In the event any action or proceeding is brought against Landlord by reason of such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by its counsel. It is expressly

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understood and agreed that tenant shall, notwithstanding the provision of this
Section or any other section of this Lease, not be responsible for, nor shall tenant have any obligation to save Landlord harmless from any claims, liability, damages, injuries, costs and expenses which are reasonably attributable to the willful acts or negligence of Landlord or the willful acts or negligence of persons reasonably within the control of or in the employ of Landlord.

                              LIABILITY INSURANCE

                      (A) Tenant's Insurance Requirements

       Tenant shall obtain and keep in full force and effect comprehensive public liability insurance, by insurance companies approved by Landlord, insuring Tenant, Landlord and any other parties designated by Landlord, against injury to property, persons or loss of life arising out of use and occupancy of Premises with a single amount of at least $1,000,000 covering all bodily injury or property damage arising out of one occurrence.

       Tenant shall furnish a certificate, or duplicate policy, of such coverage to Landlord. Such insurance shall contain provisions preventing cancellation, discontinuance or alteration without at least ten (10) days prior notice to the Landlord.

                     (B) Landlord's Insurance Requirements

       Landlord shall obtain and keep in full force and effect comprehensive public liability insurance, by insurance companies approved by Tenant, insuring Landlord, and Tenant as an additional insured, against injury to property, persons or loss of life arising out of the use and occupancy of the plaza with a single amount of at least $1,000,000 covering all bodily injury or property damage arising out of one occurrence.

       Landlord shall furnish a certificate, or duplicate policy, of such coverage to Tenant. Such insurance shall contain provisions preventing cancellation, discontinuance or alteration without at least ten (10) days prior notice to tenant.

                         BUILDING RULES AND REGULATIONS

       Tenant and Tenant's agents, employees, invitees and visitors shall comply fully with all valid nondiscriminatory rules and regulations of the Plaza which are attached hereto and made a part hereof as though fully set forth herein as Exhibit H. Upon thirty (30) days advance notice Landlord shall have the right to change such rules and regulations, make any reasonable changes as may be deemed advisable by Landlord for the safety, care and cleanliness of the Plaza and for preservation of good order thereto. All changes and amendments shall be sent by Landlord to Tenant, in writing, and shall thereafter be carried out and observed by the Tenant, provided no such changes shall materially diminish the Tenant's rights hereunder or access to the Premises.

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                                    CASUALTY

         In the event the Premises are damaged by fire or other casualty of which Landlord is not aware, Tenant shall give written notice thereof to Landlord within a reasonable time.

         If the Premises are not rendered wholly or partially unfit for Tenant's use and occupancy, Landlord shall promptly cause such damage to be repaired within 10 days after such casualty. Failure of Landlord to complete such repair shall entitle Tenant to terminate this Lease upon notice to Landlord.

         If any fire or other casualty causes more than ten (10%) percent, but less than fifty (50%) percent of the Premises to be unfit for Tenant's use and occupancy, Landlord shall promptly cause the damage to be repaired, and monthly rent shall be abated proportionately until the Premises are restored to their previous condition. If Landlord fails to complete such repair within thirty
(30) days after such fire or casualty, Tenant may terminate this lease upon notice to Landlord.

         If any fire or other casualty causes more than fifty (50%) percent of the Premises to be unfit for Tenant's use and occupancy in Tenant's opinion, Landlord shall within ten days after loss, furnish Tenant with a certification of a licensed architect that the Premises can be restored and made available to Tenant for the continuation of Tenant's business within sixty (60) days next following the delivery of such certification. In the event Landlord does not deliver such certification to Tenant within such specified time period or if the Premises are not restored to their previous condition within sixty (60) days after the date of such destruction or damage, Tenant may, by written notice delivered to Landlord terminate this Lease. If such licensed architect certifies that in his opinion the Premises cannot be restored within sixty (60) days from the date of the loss, either Tenant or Landlord may within a period of ten (10) days after the last date for delivery of such certification terminate this Lease. In the event it is determined that repairs can be made, Landlord shall proceed with due diligence to repair and restore the Premises to their condition prior to such damage or destruction. Failure of Landlord to complete such restoration within sixty (60) days after the date of such casualty shall entitle Tenant to terminate this Lease upon notice to Landlord. Until the Premises are repaired and restored to their prior condition, all rent shall abate completely.

         Notwithstanding anything to the contrary herein, in the event that more than the 10% of the Premises are damaged or destroyed and such casualty occurs during the last Lease Year, Tenant may terminate this Lease within thirty (30) days after such casualty by notice to Landlord.

         In the event fire or other casualty reasonably causes fifty percent (50%) of the net rentable space to the Plaza (excluding the demised premises) to be unfit for the use and occupancy of other tenants within the Plaza or causes access to the Premises or Common areas associated therein to be unusable by Tenant, either Landlord or Tenant may terminate this lease

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upon thirty (30) days notice to the other all rent hereunder shall terminate as of such date.

                                  CONDEMNATION


        If (i) more than ten (10%) percent of the Premises, or (ii) more than twenty five (25%) percent of the parking area for the Plaza in which the Premises are located and Landlord is unable to provide a substitute parking area which is acceptable to Tenant, in accordance with the following paragraph or
(iii) two-thirds (2/3) or more of the rentable space in the Plaza (excluding the Premises) shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, or in the case of any such taking affecting ingress or egress to the Plaza, or to the Premises, this Lease shall terminate, and rent shall abate for the entire unexpired term of this Lease, such abatement to be effective as of the date physical taking shall occur.

        In the event more than twenty five (25%) percent of the parking area of the Plaza is taken, Landlord shall have the right to attempt to provide a substitute parking area, however, such parking area need not be occupied by Tenant, unless in Tenant's reasonable business judgment Tenant determines the parking area is comparable to the parking area taken, provides the same parking ratio as provided at the inception of this Lease and is not located so as to diminish the effectiveness of ingress to and egress from Tenants Premises. In the case of any other taking for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but Landlord, at its expense and within thirty (30) days after payment or deposit of the condemnation award, shall commence reconstruction of the property affected by the taking and shall proceed with reasonable diligence to restore the Premises to a condition comparable to their condition at the time of the condemnation. From the date physical taking occurs and during reconstruction, rent shall be reduced in the proportion that the part taken bears to the total area of Premises. Tenant shall be entitled to make a claim in its own name to the condemning authority for the value of any leasehold improvements, furniture, trade fixtures, equipment merchandise or personal property of any kind belonging to it and not forming part of the real property or for the cost of moving the same, and any such award made directly to Tenant shall belong entirely to Tenant.

                              DELAYED PERFORMANCE
         DELETED

                             WAIVER OF SUBROGATION

        Landlord and Tenant and all parties claiming under them hereby mutually release and discharge each other from all claims and liabilities arising from, or caused by, any hazard covered by (or required hereunder to be covered by) insurance in connection with the Plaza and the Premises and any activities conducted in or on the Premises and the Plaza and Landlord and Tenant shall cause their respective insurers to recognize such waivers in the insurance policies of

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Landlord and Tenant carried in connection herewith regardless of the cause of the damage or loss.

                                    HOLDOVER

         Should Tenant, or its successor in interest, hold over the Premises, or any part hereof, after the expiration of the initial or any extended term of this Lease, unless otherwise agreed in writing, such holding shall constitute and be construed as a tenancy from month to month only. All obligations and duties imposed by this Lease upon Landlord and Tenant shall remain the same during any such period of occupancy. Tenant acknowledges and agrees that this provision is not intended to abrogate any statutory eviction remedies available to Landlord during such hold-over period.

                            SUBORDINATION BY TENANT

       Landlord shall have the right to subject or subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon the property which includes the Premises but specifically excepting Tenant's property, trade fixtures and equipment. Tenant covenants and agrees to execute and deliver upon reasonable demand such further instruments subordinating its Lease to the lien of any such mortgage or mortgages which shall be desired by the Landlord or any mortgagees or proposed mortgagees. Provided, however, that if Tenant is not in default under the terms of this Lease, neither the owner nor holder of such mortgage or mortgages nor any other party, nor its or his representatives nor any purchaser at a foreclosure sale or grantee under any deed in lieu of foreclosure may cancel or modify this Lease in the event of the appointment of a receiver of a foreclosure or at any other time or upon any other occurrence, except following an event of default by the Tenant as defined herein and after notice and opportunity to cure as herein defined. Landlord covenants and agrees to obtain the consent of any current mortgagees holding any mortgages secured by the Plaza to this Lease and agrees to deliver a nondisturbance agreement to Tenant within thirty (30) days after execution hereof signed by such mortgagees and acknowledging that in the event of a foreclosure or deed in lieu thereof Tenant's rights hereunder and leasehold estate in the Premises will not be disturbed as a result thereof.

                               EVENTS OF DEFAULT

         1. The following events shall be deemed to be "events of default" by Tenant under this Lease:

         a. If Tenant shall fail to pay any installment of rent and such failure shall continue for a period of ten (10) days after written demand therefore shall have been made by Landlord.

         b. If Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, unless such failure cannot reasonably be cured within said period, in which case, if Tenant uses reasonable diligence to commence and cure such failure, there shall be no event of default.

         c. If Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

         d. If Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

         e. If a receiver or trustee shall be appointed for substantially all the assets of Tenant.

       In the event Landlord terminates the tenancy created by this Lease because of defined event(s) of defaults by Tenant, Tenant shall remain liable for the then remaining initial or extended term of this Lease as the case may be. Landlord, however, shall be required to undertake in good faith affirmative efforts to mitigate its damages and to re-rent the Premises to a new tenant at commercially reasonable rates.

         2. Landlord shall be deemed to have defaulted under this Lease if Landlord shall fail to comply with any term, provision or covenant of this Lease and shall not cure such failure with thirty (30) days after written notice thereof by Tenant unless such failure cannot reasonably be cured within such period in which case, if Landlord uses reasonable diligence to commence and cure such failure, there shall be no event of default provided, however, the foregoing extension of time during use of reasonable diligence shall not apply to Landlord's obligation to construct the Tenant Improvements or rebuild following casualty and Tenant shall have no obligation to give notice or to wait any additional period beyond the time periods designated in the section of this Lease dealing with such items.

                                     WAIVER

       Failure of Landlord or Tenant to declare any default immediately upon the occurrence thereof or a delay in taking any action in connection therewith shall not constitute a waiver of such default.

                                 ATTORNEY FEES

       In the event either Tenant or Landlord defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and places the enforcement of this Lease, or any part thereof, in the hands of an attorney, or files suit upon the same, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs thereby incurred.

                                 MISCELLANEOUS

       Persons Bound. This Lease shall bind the parties hereto, their respective heirs, personal representatives, successors and assigns.

       Severability. If any paragraph or provision of this Lease shall be in violation or contravention of any law, ordinance or administrative order, the same shall be null and void, and this Lease shall be construed as though such provision had never been contained herein.

       Applicable Law. This Lease shall be construed under the laws of the State of Wisconsin.

       Time of the Essence. Time is of the essence with respect to each and every provision of this lease.

       Amendment to be in Writing. This Lease may be modified or amended only by a writing duly authorized and executed by both Landlord and Tenant. It may not be amendment or modified by oral agreements or understandings between the parties unless the same shall be reduced to writing duly authorized and executed by both Landlord and Tenant. The conduct of the parties shall not be deemed to modify any of the terms or conditions of this Lease.

       Covenant of Quiet Enjoyment. As long as Tenant duly and punctually performs and observes all of its obligations under this Lease, Tenant shall quietly have, hold and enjoy the Premises free from hindrance by, through or under Landlord.

       Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

       Title and Subtitles. The titles and subtitles used in this Lease are for convenience only and are not to be considered in constructing or interpreting the terms and provisions of this Lease.

       Notices. Unless otherwise provided, any notice required or permitted under this Lease shall be given in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified or (b) five (5) days after deposit with the United States mail, by registered or certified mail, or (c) one business day after delivery by reputable overnight delivery service for next business day delivery and in all such cases, postage or delivery charges prepaid and addressed to the party to be notified at the following addresses, or at such other addresses as any party may designate by five (5) days advance written notice to the other parties.

         TO LANDLORD

         THE GIALAMAS COMPANY, INC.
         Attn: George T. Gialamas, President
         8000 Excelsior Drive, #404
         Madison, WI 53717-1914

         COPY TO:

         Stolper, Wilcox & Hughes
         Attn: Richard E. Pegg, Esq.
         6510 Grand Teton Plaza
         P. O. Box 46010
         Madison, WI 53744-6010

         TO TENANT:

         Alternative Living Services, Inc.
         7617 Mineral Point Road
         Madison, WI 53717
         Attn: Douglas Hennig

         COPY TO,

         Alternative Living Services, Inc.
         450 North Sunnyslope Road
         Suite 300
         Brookfield, WI 53005
         Attn: Mr. William F. Lasky

         Short Form Lease. Landlord or Tenant may record a short form lease with Register of Deeds for the county in which the Plaza is located and in such counties as either may have an office. Such short form lease shall omit the financial terms of this Lease but may incorporate reference to the availability of this Lease at its principal office(s) or at the office of counsel for each party.

         General. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, or partnership, or joint venture, or of any association between Landlord and Tenant, it being expressedly understood and agreed that no provision contained in this Lease or any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant. No waiver of any default of Tenant or Landlord hereunder shall be implied from any omission by Landlord or Tenant to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One of more waivers of any covenant, term or condition of this Lease by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. All necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one party and to either corporations, associations, partnerships or individuals, male or female, shall in all instances be assumed as though in each case fully expressed.

        Right of Early Termination. Landlord hereby grants to Tenant the right to terminate this Lease at any time after eighteen (18) months after the Commencement Date (the "Early Termination Option"). In the event Tenant desires to exercise the Early Termination Option, Tenant shall give Landlord not less than one hundred eighty (180) days written notice of the exercise thereof which notice shall specify the termination date ("Termination Date".) Following the Termination Date, Tenant will continue to pay Base Rent until the earlier of the date Landlord relets the Premises or portion thereof or until the date that is equal distance between the original expiration date of the Lease Term and the Termination Date, at which time all obligations of Tenant to pay rent hereunder shall cease. Landlord covenants and agrees to use its best effort to relet the Premises at commercially reasonable rents and to relet the Premises prior to letting other space in the Plaza if feasible due to the Tenant's square footage requirements. Landlord further agrees that if only a portion of the Premises is relet, the rent attributed therein shall be applied against any sum payable by Tenant hereunder. Landlord further agrees to consent to any prospective subtenant or assignee reasonably acceptable to Landlord and identified by Tenant.

        IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

  LANDLORD



  /s/ George Gialamas
  --------------------
  George Gialamas

  TENANT

  Alternative Living Services, Inc.



  By: /s/ Douglas A. Henning
      ----------------------
      Douglas A. Henning
      Senior Vice President

                                   EXHIBIT A

                     "Diagrammatic Designation of Premises"

                                   EXHIBIT B


                 "Commencement and Termination Dates of Lease"

The Commencement Date of this Lease is March 1. 1996

The proposed Termination Date shall be February 28, 1999


Landlord: George Gialamas

/s/ George Gialamas
- --------------------------------------
George Gialamas

2/28/96 3-1-96
- --------------------------------------
Date


Tenant:  Alternative Living

/s/ Douglas A. Henning
- --------------------------------------
Douglas A. Henning

2/27/96
- --------------------------------------
Date

                                   EXHIBIT C

                              Intentionally Blank

                                   EXHIBIT D

                            "Construction of Center"
                            Plans and Specifications

                                   EXHIBIT E

                              "Tenant's Premises"
                            Plans and Specifications

                                 EXHIBIT "E"

                                   EXHIBIT F

                     "Tenant's Decoration of the Premises"

                                  EXHIBIT G


                          JANITORIAL SERVICE SPECIFICATIONS

OFFICE & WORK AREAS

DAILY         Vacuum carpets & spot clean
              Dust mop tile floors
              Dust/polish cleared desks, tables, cabinets, files shelves, chairs, counter tops
              Empty & clean ash trays & sand urns
              Empty waste baskets & clean as needed (install plastic liners as required)
              Damp clean & disinfect eating areas & coffee stands
              Spot damp wipe glass partitions & doors
              Vacuum stairs
              Change light bulbs
              Clean & polish water fountains
              Spot clean wall light switches
              Lock all doors to secure building & set alarm (if used)

WEEKLY        Sanitize telephones
              Dust blinds, picture frames, window sills, partitions, baseboards, moldings
              Vacuum upholstered furniture
              Spot wash hallway walls

MONTHLY
              High level dusting
              Spot wash interior walls
              Vacuum air conditioning vents
              Edge vacuum carpet borders & difficult to vacuum areas

QUARTERLY
              Vacuum drapes
              Wash & wax furniture (if required)
              Dust paneled walls
              Wash inside windows

SEMI-ANNUAL
              Scrub tile & wax (if required)



LAVATORIES

DAILY         Dust
              Empty waste receptacles
              Clean/polish mirrors & fixtures
              Service & refill all dispensers (soap, tissues, towels)
              Wet mop floors with disinfectant
              Clean & disinfect urinals, commodes & basins
              Spot wash partitions, doors, walls


                                  EXHIBIT G

MONTHLY
              Clean all partitions & ceramic tile walls
              Dust exhaust fan grills
              Scrub floors (machine)


Elevators

DAILY          Dust any railings
               Spot wash walls as needed
               Vacuum carpet
               Remove stains in carpet


Entryways & Hallways

DAILY          Clean all door glass
               Dust all ledges, pictures
               Spot wash walls as needed
               Remove all trash
               Clean and polish any water fountains
               Vacuum all carpet
               Remove stains in carpet



Special Work:

NOT INCLUDED IN BASIC DUTIES

              To be contracted for Windows:
              Wash exterior on semi-annual basis

              Carpets: Shampoo all areas either semiannually or annually as needed


Contractor Provides

              All cleaning supplies
              All equipment
              All labor
              Is responsible for Workman's Compensation
              Is responsible for a Janitorial Fidelity Bond


Owner Provides

               All trash liners
               All paper products for bathrooms
               Soap for dispensers in bathroom
               Light bulbs
               Urinal blocks


                                   EXHIBIT H

                       "Rules and Regulations of Center"